Press Release

RLJ Lodging Trust Reports Second Quarter 2022 Results

- Acquired a boutique lifestyle hotel in Nashville
- Increased quarterly dividend to $0.05 per common share
- Successfully exited covenant waivers
- Repurchased common shares

Bethesda, MD, August 4, 2022 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the three and six months ended June 30, 2022.

Highlights
•Pro forma RevPAR of $146.05 for Q2; representing 92% of 2019 levels, improving 36% from Q1
•Total revenue of $330.5 million
•Net income attributable to common shareholders of $26.7 million
•Net income per basic and diluted share attributable to common shareholders of $0.16
•Pro forma Hotel EBITDA of $118.6 million
•Adjusted EBITDA of $111.0 million
•Adjusted FFO per basic and diluted common share and unit of $0.49
•Repurchased 4.2 million common shares for $50.0 million with proceeds from asset sales
•Increased quarterly cash dividend to $0.05 per common share
•Acquired a boutique lifestyle hotel in Nashville in July for $59.0 million
•Successfully exited the covenant waiver period under corporate credit facilities
•Maintained a strong balance sheet with approximately $1.1 billion of liquidity, including $511.5 million of unrestricted cash

“Our second quarter results significantly outperformed our expectations, led by the performance of our urban markets, which were the major beneficiary of strengthening business travel and greater citywide attendance, that drove outsized growth during the weekdays, in addition to robust leisure demand. The surge of demand in our urban markets drove our results to sequentially improve each month of the quarter, which continued into July,” commented Leslie D. Hale, President and Chief Executive Officer. “Against this improving backdrop, our strong balance sheet allowed us to execute multiple capital allocation initiatives, including advancing our three 2022 conversions, accretively recycling capital into share repurchases, and acquiring a high-quality boutique lifestyle hotel in downtown Nashville. Our accelerating performance allowed us to exit our covenant waivers, and our confidence in the sustainability of our cash flows enabled us to meaningfully increase our dividend.”

The prefix “pro forma” as defined by the Company, denotes operating results which include results for periods prior to its ownership and excludes sold hotels. Pro forma RevPAR and pro forma Hotel EBITDA Margin are reported on a comparable basis and therefore exclude any hotels sold during the period and non-comparable hotels that were not open for operation or were closed for renovation for comparable periods. Explanations of EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA Margin, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, are included within this release.

Financial and Operating Highlights
($ in thousands, except ADR, RevPAR, and per share amounts)
(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2022	2021	2022	2021
Operational Overview: (1)
Pro forma ADR	$195.64	$143.07	$186.66	$133.26
Pro forma Occupancy	74.7%	59.7%	67.9%	52.0%
Pro forma RevPAR	$146.05	$85.41	$126.83	$69.27

Financial Overview:
Total Revenues	$330,501	$194,254	$573,400	$313,806
Pro forma Hotel Revenue	$330,367	$191,660	$571,031	$308,839

Net Income (Loss)	$33,202	($52,221)	$17,732	($131,339)

Pro forma Hotel EBITDA (2)	$118,556	$52,268	$181,742	$67,272
Pro forma Hotel EBITDA Margin	35.9%	27.3%	31.8%	21.8%
Adjusted EBITDA	$110,978	$43,560	$165,570	$47,151

Adjusted FFO	$80,999	$11,295	$104,892	($18,472)
Adjusted FFO Per Basic and Diluted Common Share and Unit	$0.49	$0.07	$0.64	($0.11)
Note:
(1) Pro forma statistics reflect the Company's 95 hotel portfolio owned as of June 30, 2022.
(2) Pro forma Hotel EBITDA for the three months ended June 30, 2022 and 2021 excludes $0.1 million net income and $1.4 million net loss, respectively, from sold hotels. Pro forma Hotel EBITDA for the six months ended June 30, 2022 and 2021 excludes $0.3 million net income and $4.6 million net loss, respectively, from sold hotels. Pro forma Hotel EBITDA for the three months ended June 30, 2021 includes $0.9 million net income from acquired hotels. Pro forma Hotel EBITDA for the six months ended June 30, 2021 includes $0.5 million net income from acquired hotels.

Operational Update
Lodging fundamentals continued to accelerate throughout the second quarter, benefiting from summer travel, ramping corporate and group demand, and stronger citywide attendance. These positive trends led to a significant step up in demand within urban markets, which has continued into July. RLJ’s Urban hotel RevPAR achieved the strongest growth during the second quarter, achieving 95% of 2019 levels in June. Improving corporate demand also drove positive momentum in weekday results which strengthened throughout the second quarter. These improving trends led the Company to achieve pro forma RevPAR of $146.05 and pro forma Hotel EBITDA of $118.6 million during the second quarter, which represented approximately 92% and 91% of 2019 levels, respectively, with each achieving new highs since the beginning of the pandemic. This positive momentum from the second quarter has continued into the third quarter.

Acquisition
In July, the Company acquired the fee simple interest in a 124-room boutique lifestyle hotel in Nashville for a purchase price of $59.0 million, or approximately $476,000 per key. The hotel is expected to generate an estimated 8.0% to 8.5% stabilized NOI yield and an accretive stabilized RevPAR nearly double that of the rest of the Company’s portfolio. The Company funded the acquisition with existing cash on its balance sheet.

Dispositions
As previously disclosed, during the second quarter, the Company sold the SpringHill Suites Denver North Westminster for gross proceeds of approximately $14.5 million. Year-to-date the Company has sold two hotel properties for combined sales prices of approximately $49.9 million.

Share Repurchases
During the second quarter, the Company repurchased approximately 4.2 million common shares for $50.0 million, at an average price per share of $11.93. As of August 4, 2022, the Company's share buyback program has $200.0 million of remaining capacity.

Balance Sheet
As of June 30, 2022, the Company had approximately $1.1 billion of total liquidity, comprising of $511.5 million of unrestricted cash and $600.0 million available under its revolving credit facility ("Revolver"), and $2.2 billion of debt outstanding. The Company has no debt maturities until 2023.

The Company has exited both the covenant waiver period and leverage relief period under its credit facilities. The impact of these exits includes the reinstatement of financial covenants, the elimination of the minimum liquidity financial covenant, the elimination of certain spending limitations, and reinstatement of the pre-waiver pricing grids.

Dividends
The Company’s Board of Trustees declared a quarterly cash dividend of $0.01 per common share of beneficial interest of the Company in the second quarter. The dividend was paid on July 15, 2022 to shareholders of record as of June 30, 2022. Subsequently, on July 29, 2022 the Company’s Board of Trustees also declared a quarterly cash dividend of $0.05 per common share of beneficial interest of the Company for the third quarter. The dividend will be paid on October 17, 2022 to shareholders of record as of September 30, 2022.

The Company's Board of Trustees declared a quarterly cash dividend of $0.4875 on the Company’s Series A Preferred Shares in the second quarter. The dividend was paid on July 29, 2022 to shareholders of record as of June 30, 2022. Subsequently, on July 29, 2022 the Company's Board of Trustees also declared a quarterly cash dividend of $0.4875 on the Company’s Series A Preferred Shares for the third quarter. The dividend will be paid on October 31, 2022 to shareholders of record as of September 30, 2022.

2022 Outlook
Given continued uncertainties the Company is unable to provide a future outlook at this time.

Earnings Call
The Company will conduct its quarterly analyst and investor conference call on August 5, 2022 at 9:00 a.m. (Eastern Time). The conference call can be accessed by dialing (877) 407-3982 or (201) 493-6780 for international participants and requesting RLJ Lodging Trust’s second quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://www.rljlodgingtrust.com. A replay of the conference call webcast will be archived and available through the Investor Relations section of the Company’s website for two weeks.

Supplemental Information
Please refer to the schedule of supplemental information for additional detail and pro forma operating statistics, which is available through the Investor Relations section of the Company's website.

About Us
RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust that owns primarily premium-branded, high-margin, focused-service and compact full-service hotels. The Company's portfolio currently consists of 96 hotels with approximately 21,200 rooms, located in 23 states and the District of Columbia and an ownership interest in one unconsolidated hotel with 171 rooms.

Forward Looking Statements
This information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, that are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934,as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” “may,” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on these forward looking statements and urges investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward- Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the Securities and Exchange Commission.

###
 Additional Contact:
Sean M. Mahoney, Executive Vice President and Chief Financial Officer – (301) 280-7774
For additional information or to receive press releases via email, please visit our website:
 http://www.rljlodgingtrust.com

RLJ Lodging Trust
Non-GAAP and Accounting Commentary

Non-Generally Accepted Accounting Principles (“Non-GAAP”) Financial Measures
The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) EBITDAre, (5) Adjusted EBITDA, (6) Hotel EBITDA, and (7) Hotel EBITDA Margin. These Non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of its operating performance. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, and Hotel EBITDA Margin as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

Funds From Operations (“FFO”)
The Company calculates Funds from Operations (“FFO”) in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders.

The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs. The Company presents FFO attributable to common shareholders, which includes unitholders of limited partnership interest (“OP units”) in RLJ Lodging Trust, L.P., the Company’s operating partnership, because the OP units are redeemable for common shares of the Company. The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

EBITDA and EBITDAre
Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) is defined as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sales of assets; and (3) depreciation and amortization. The Company considers EBITDA useful to an investor in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions.

In addition to EBITDA, the Company presents EBITDAre in accordance with NAREIT guidelines, which defines EBITDAre as net income or loss (calculated in accordance with GAAP) excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated partnerships and joint ventures. The Company believes that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of operating performance between periods and between REITs.

Adjustments to FFO and EBITDA
The Company adjusts FFO, EBITDA, and EBITDAre for certain items that the Company considers either outside the normal course of operations or extraordinary. The Company believes that Adjusted FFO, Adjusted EBITDA, and Adjusted EBITDAre provide useful supplemental information to investors regarding its ongoing operating performance that, when considered with net income or loss, FFO, EBITDA, and EBITDAre, is beneficial to an investor’s understanding of its operating performance. The Company adjusts FFO, EBITDA, and EBITDAre for the following items:

•Transaction Costs: The Company excludes transaction costs expensed during the period
•Pre-Opening Costs: The Company excludes certain costs related to pre-opening of hotels
•Non-Cash Expenses: The Company excludes the effect of certain non-cash items such as the amortization of share-based compensation, non-cash income taxes, and non-cash expense related to discontinued interest rate hedges
•Other Non-Operational Expenses: The Company excludes the effect of certain non-operational expenses representing income and expenses outside the normal course of operations

Hotel EBITDA and Hotel EBITDA Margin
With respect to Consolidated Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses and certain non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information about the ongoing operational performance of the Company’s hotels and the effectiveness of third-party management companies.

Pro forma Consolidated Hotel EBITDA includes prior ownership information provided by the sellers of the hotels for periods prior to our acquisition of the hotels, which has not been audited and excludes results from sold hotels as applicable. Pro forma Hotel EBITDA and pro forma Hotel EBITDA Margin exclude the results of non-comparable hotels that were under renovation or not open for the entirety of the comparable periods. The following is a summary of pro forma hotel adjustments:

Pro forma adjustments: Acquired hotels
For the three and six months ended June 30, 2022 and 2021, pro forma adjustments included the following acquired hotels:
•Hampton Inn & Suites Atlanta Midtown acquired in August 2021
•AC Hotel Boston Downtown acquired in October 2021
•Moxy Denver Cherry Creek acquired in December 2021

Pro forma adjustments: Sold hotels
For the three and six months ended June 30, 2022 and 2021, pro forma adjustments included the following sold hotels:
•Courtyard Houston Sugarland sold in January 2021
•Residence Inn Chicago Naperville sold in May 2021
•Residence Inn Indianapolis Fishers sold in May 2021
•Fairfield Inn & Suites Chicago Southeast Hammond sold in July 2021
•Residence Inn Chicago Southeast Hammond sold in August 2021
•Courtyard Chicago Southeast Hammond sold in August 2021
•Embassy Suites Secaucus-Meadowlands ground lease expired in October 2021
•DoubleTree Hotel Metropolitan New York City sold in December 2021
•Marriott Denver Airport at Gateway Park sold in March 2022
•SpringHill Suites Denver North Westminster sold in April 2022

RLJ Lodging Trust
Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)
(unaudited)

	June 30, 2022	December 31, 2021
Assets
Investment in hotel properties, net	$4,127,290	$4,219,116
Investment in unconsolidated joint ventures	6,927	6,522
Cash and cash equivalents	511,481	665,341
Restricted cash reserves	44,281	48,528
Hotel and other receivables, net of allowance of $332 and $274, respectively	40,938	31,091
Lease right-of-use assets	142,213	144,988
Prepaid expense and other assets	60,096	33,390
Total assets	$4,933,226	$5,148,976
Liabilities and Equity
Debt, net	$2,211,735	$2,409,438
Accounts payable and other liabilities	139,115	155,136
Advance deposits and deferred revenue	18,583	20,047
Lease liabilities	121,609	123,031
Accrued interest	18,617	19,110
Distributions payable	7,995	8,347
Total liabilities	2,517,654	2,735,109
Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized
Series A Cumulative Convertible Preferred Shares, $0.01 par value, 12,950,000 shares authorized; 12,879,475 shares issued and outstanding, liquidation value of $328,266, at June 30, 2022 and December 31, 2021	366,936	366,936
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 162,981,820 and 166,503,062 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	1,630	1,665
Additional paid-in capital	3,053,345	3,092,883
Distributions in excess of net earnings	(1,044,726)	(1,046,739)
Accumulated other comprehensive income (loss)	24,594	(17,113)
Total shareholders’ equity	2,401,779	2,397,632
Noncontrolling interests:
Noncontrolling interest in the Operating Partnership	6,325	6,316
Noncontrolling interest in consolidated joint ventures	7,468	9,919
Total noncontrolling interest	13,793	16,235
Total equity	2,415,572	2,413,867
Total liabilities and equity	$4,933,226	$5,148,976
Note: The corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2022	2021	2022	2021
Revenues
Operating revenues
Room revenue	$280,676	$166,554	$486,455	$269,326
Food and beverage revenue	31,154	12,983	52,055	19,225
Other revenue	18,671	14,717	34,890	25,255
Total revenues	330,501	194,254	573,400	313,806
Expenses
Operating expenses
Room expense	65,793	42,898	119,621	72,325
Food and beverage expense	21,770	8,709	37,939	13,265
Management and franchise fee expense	26,067	12,630	46,456	17,991
Other operating expense	76,888	56,883	145,542	106,003
Total property operating expenses	190,518	121,120	349,558	209,584
Depreciation and amortization	46,922	46,915	93,787	93,858
Impairment losses	—	—	—	5,946
Property tax, insurance and other	22,949	24,048	45,462	44,129
General and administrative	13,348	12,133	27,482	22,934
Transaction costs	136	195	198	255
Total operating expenses	273,873	204,411	516,487	376,706
Other income (expense), net	721	(9,720)	8,006	(9,255)
Interest income	347	220	519	604
Interest expense	(23,855)	(26,366)	(48,416)	(54,261)
(Loss) gain on sale of hotel properties, net	(364)	103	1,053	1,186
Loss on extinguishment of indebtedness, net	—	(6,207)	—	(6,207)
Income (loss) before equity in income (loss) from unconsolidated joint ventures	33,477	(52,127)	18,075	(130,833)
Equity in income (loss) from unconsolidated joint ventures	283	60	405	(238)
Income (loss) before income tax expense	33,760	(52,067)	18,480	(131,071)
Income tax expense	(558)	(154)	(748)	(268)
Net income (loss)	33,202	(52,221)	17,732	(131,339)
Net (income) loss attributable to noncontrolling interests:
Noncontrolling interest in the Operating Partnership	(125)	268	(21)	664
Noncontrolling interest in consolidated joint ventures	(111)	506	7	1,242
Net income (loss) attributable to RLJ	32,966	(51,447)	17,718	(129,433)
Preferred dividends	(6,279)	(6,279)	(12,557)	(12,557)
Net income (loss) attributable to common shareholders	$26,687	$(57,726)	$5,161	$(141,990)
Basic per common share data:
Net income (loss) per share attributable to common shareholders - basic	$0.16	$(0.35)	$0.03	$(0.87)
Weighted-average number of common shares	163,539,446	163,996,003	163,857,785	163,911,475
Diluted per common share data:
Net income (loss) per share attributable to common shareholders - diluted	$0.16	$(0.35)	$0.03	$(0.87)
Weighted-average number of common shares	163,784,573	163,996,003	164,217,150	163,911,475
Note: The Statements of Comprehensive Income and corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands, except per share data)
(unaudited)

Funds from Operations (FFO) Attributable to Common Shareholders and Unitholders

	For the three months ended June 30,		For the six months ended June 30,
	2022	2021	2022	2021
Net income (loss)	$33,202	$(52,221)	$17,732	$(131,339)
Preferred dividends	(6,279)	(6,279)	(12,557)	(12,557)
Depreciation and amortization	46,922	46,915	93,787	93,858
Loss (gain) on sale of hotel properties, net	364	(103)	(1,053)	(1,186)
Impairment losses	—	—	—	5,946
Noncontrolling interest in consolidated joint ventures	(111)	506	7	1,242
Adjustments related to consolidated joint ventures (1)	(49)	(75)	(98)	(150)
Adjustments related to unconsolidated joint ventures (2)	295	291	590	585
FFO	74,344	(10,966)	98,408	(43,601)
Transaction costs	136	195	198	255
Loss on extinguishment of indebtedness, net	—	6,207	—	6,207
Amortization of share-based compensation	5,470	4,848	10,654	7,600
Non-cash income tax expense	135	—	—	—
Derivative losses (gains) in accumulated other comprehensive income (loss) reclassified to earnings (3)	—	10,658	(5,866)	10,658
Other expenses (4)	914	353	1,498	409
Adjusted FFO	$80,999	$11,295	$104,892	$(18,472)

Adjusted FFO per common share and unit-basic	$0.49	$0.07	$0.64	$(0.11)
Adjusted FFO per common share and unit-diluted	$0.49	$0.07	$0.64	$(0.11)

Basic weighted-average common shares and units outstanding (5)	164,311	164,768	164,630	164,684
Diluted weighted-average common shares and units outstanding (5)	164,556	165,242	164,989	164,684
Note:
(1) Includes depreciation and amortization expense allocated to the noncontrolling interest in the consolidated joint ventures.
(2) Includes our ownership interest in the depreciation and amortization expense of the unconsolidated joint ventures.
(3) Reclassification of interest rate swap losses (gains) from accumulated other comprehensive income (loss) to earnings for discontinued interest rate hedges.
(4) Represents expenses and income outside of the normal course of operations, including $0.5 million and $0.8 million of non-cash interest expense related to discontinued interest rate hedges during the three and six months ended June 30, 2022, respectively.
(5) Includes 0.8 million weighted-average operating partnership units for the three and six month periods ended June 30, 2022 and 2021.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the three months ended June 30,		For the six months ended June 30,
	2022	2021	2022	2021
Net income (loss)	$33,202	$(52,221)	$17,732	$(131,339)
Depreciation and amortization	46,922	46,915	93,787	93,858
Interest expense, net of interest income	23,508	26,146	47,897	53,657
Income tax expense	558	154	748	268
Adjustments related to unconsolidated joint ventures (1)	408	408	815	818
EBITDA	104,598	21,402	160,979	17,262
Loss (gain) on sale of hotel properties, net	364	(103)	(1,053)	(1,186)
Impairment losses	—	—	—	5,946
EBITDAre	104,962	21,299	159,926	22,022
Transaction costs	136	195	198	255
Loss on extinguishment of indebtedness, net	—	6,207	—	6,207
Amortization of share-based compensation	5,470	4,848	10,654	7,600
Derivative losses (gains) in accumulated other comprehensive income (loss) reclassified to earnings (2)	—	10,658	(5,866)	10,658
Other expenses (3)	410	353	658	409
Adjusted EBITDA	110,978	43,560	165,570	47,151
General and administrative (4)	7,878	7,286	16,828	15,334
Other corporate adjustments (5)	(194)	(829)	(359)	(316)
Consolidated Hotel EBITDA	118,662	50,017	182,039	62,169
Pro forma adjustments - (income) loss from sold hotels	(106)	1,362	(297)	4,591
Pro forma adjustments - income from acquired hotels	—	889	—	512
Pro forma Hotel EBITDA	$118,556	$52,268	$181,742	$67,272
Note: Pro forma statistics reflect the Company's 95 hotel portfolio owned as of June 30, 2022.
(1) Includes our ownership interest in the interest, depreciation, and amortization expense of the unconsolidated joint ventures.
(2) Reclassification of interest rate swap losses (gains) from accumulated other comprehensive income (loss) to earnings for discontinued interest rate hedges.
(3) Represents expenses and income outside of the normal course of operations.
(4) Excludes amortization of share-based compensation reflected in Adjusted EBITDA.
(5) Other corporate adjustments include property-level adjustments and certain revenues and expenses at corporate entities. These items include interest income, amortization of deferred management fees, key money amortization, ground rent amortization, legal fees, revenues and expenses associated with non-hotel properties, income (loss) from unconsolidated entities, internal lease rent expense, and other items.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Pro forma Hotel EBITDA Margin

	For the three months ended June 30,		For the six months ended June 30,
	2022	2021	2022	2021
Total revenue	$330,501	$194,254	$573,400	$313,806
Pro forma adjustments - revenue from sold hotels	(117)	(6,927)	(2,337)	(11,145)
Pro forma adjustments - revenue from prior ownership of acquired hotels	—	4,351	—	6,216
Other corporate adjustments / non-hotel revenue	(17)	(18)	(32)	(38)
Pro forma Hotel Revenue	$330,367	$191,660	$571,031	$308,839

Pro forma Hotel EBITDA	$118,556	$52,268	$181,742	$67,272

Pro forma Hotel EBITDA Margin	35.9%	27.3%	31.8%	21.8%

Note: Pro forma statistics reflect the Company's 95 hotel portfolio owned as of June 30, 2022.

RLJ Lodging Trust
Consolidated Debt Summary
(Amounts in thousands)
(unaudited)

Loan	Base Term (Years)	Maturity (incl. extensions)	Floating / Fixed (1)	Interest Rate (2)	Balance as of June 30, 2022 (3)
Mortgage Debt
Mortgage loan - 1 hotel	10	Jan 2029	Fixed	5.06%	$25,000
Mortgage loan - 7 hotels	3	Apr 2024	Floating	3.30%	200,000
Mortgage loan - 3 hotels	5	Apr 2026	Floating	2.53%	96,000
Mortgage loan - 4 hotels	5	Apr 2026	Floating	3.43%	85,000
Weighted Average / Mortgage Total				3.25%	$406,000

Corporate Debt
Revolver (4)	4	May 2025	Floating	—	$—
$150 Million Term Loan Maturing 2024	2	Jun 2024	Floating	4.18%	100,000
$400 Million Term Loan Maturing 2023	5	Jan 2023	Floating	4.69%	52,261
$400 Million Term Loan Maturing 2024	5	Jan 2024	Floating	4.69%	151,683
$225 Million Term Loan Maturing 2023	5	Jan 2023	Floating	4.69%	41,745
$225 Million Term Loan Maturing 2024	5	Jan 2024	Floating	4.03%	72,973
$400 Million Term Loan Maturing 2025	5	May 2025	Floating	4.00%	400,000
$500 Million Senior Notes due 2026	5	Jul 2026	Fixed	3.75%	500,000
$500 Million Senior Notes due 2029	8	Sep 2029	Fixed	4.00%	500,000
Weighted Average / Corporate Total				4.04%	$1,818,662

Weighted Average / Total				3.89%	$2,224,662
Note:
(1) The floating interest rate is hedged with an interest rate swap.
(2) Interest rates as of June 30, 2022.
(3) Excludes the impact of fair value adjustments and deferred financing costs.
(4) As of June 30, 2022, there was $600.0 million of borrowing capacity on the Revolver, which is charged an unused commitment fee of 0.25% annually.